Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-199649 and No. 333-201680) of Fifth Street Asset Management Inc. of our report dated March 27, 2015 relating to the consolidated financial statements, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP

New York, New York
March 27, 2015